EXHIBIT 31.4

CERTIFICATIONS

I, Todd Waltz, certify that:

1.  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Aemetis, Inc. for the year ended December 31, 2020; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Todd Waltz
Todd Waltz
Chief Financial Officer